Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF RESIDEO AND SNAP ONE

On June 14, 2024 (the “Merger Date”), Resideo Technologies, Inc. (“Resideo” or the “Company”) and, Pop Acquisition Inc. a wholly-owned subsidiary of Resideo (“Merger Sub”), completed the previously announced acquisition of Snap One Holdings Corp. (“Snap One”), pursuant to an Agreement and Plan of Merger, dated April 14, 2024 (the “Merger Agreement”), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law, Merger Sub merged with and into Snap One (the “Merger” or the “Transaction”), with Snap One continuing as the surviving entity and a wholly-owned subsidiary of Resideo after the Merger. Each share of common stock of Snap One issued and outstanding immediately prior to the effective time of the Merger (including shares subject to Snap One restricted stock awards outstanding at the effective time of the Merger) was cancelled and converted into and exchanged for the right to receive $10.75 in cash.

The Merger will be accounted for as a business combination in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) (pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”)), with Resideo treated as the “acquirer” and Snap One treated as the “acquired” company for financial reporting purposes. Resideo will control Snap One as it will beneficially own 100% of the outstanding shares of Snap One common stock. The unaudited pro forma condensed combined financial statements were prepared in accordance with the acquisition method of accounting. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective estimated fair values with any excess purchase price allocated to goodwill. Significant estimates and assumptions were used in determining the preliminary purchase price and the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined financial statements. The process of valuing the net assets of Snap One immediately prior to the business combination for purposes of presentation within this unaudited pro forma condensed combined financial information is preliminary. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

In connection with the Merger, a commitment letter (the “Debt Commitment Letter”) was entered into by and among Resideo (the “Borrower” or “Issuer”), Bank of America, N.A., BofA Securities, Inc., and Morgan Stanley Senior Funding, Inc. (the “Lenders”), pursuant to which the Borrower secured $600 million of senior secured term loan facility (the “New Term Loan”), as an incremental term loan under the Company’s existing credit agreement, together with an extension of the maturity date of, and certain modifications to the financial maintenance covenants contained in, the existing revolving credit facility to 2029.

Further, on April 14, 2024, in connection with the execution of the Merger Agreement, the Company entered into an investment agreement (the “Investment Agreement”) with CD&R Channel Holdings, L.P. (the “CD&R Stockholder” and, together with its affiliated funds, the “CD&R Investors”) and Clayton, Dubilier & Rice Fund XII, L.P. (“CD&R Fund”) providing for the purchase by the CD&R Stockholder of shares of Series A Cumulative Convertible Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”) in order to partially finance the aggregate Merger Consideration (the “Investment”).

The unaudited pro forma condensed combined balance sheet as of March 30, 2024 gives effect to the Merger, the Investment Agreement and the New Term Loan, as if those transactions had been completed on March 30, 2024, and combines the unaudited condensed consolidated balance sheet of Snap One as of March 29, 2024 with Resideo’s unaudited consolidated balance sheet as of March 30, 2024.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Article 11 of Regulation S-X provides requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Resideo has elected not to present Management’s Adjustments in the unaudited pro forma condensed combined financial statements. The results set forth in the unaudited pro forma condensed combined financial information include adjustments that give effect to events that are directly attributable to the Transaction.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, the three months ended March 30, 2024 and the three months ended April 1, 2023 give effect to the merger, the equity financing and the debt financing (see Note 6 for further details) as if they had occurred on January 1, 2023, the first day of Resideo’s fiscal year 2023, and combines the historical results of Resideo and Snap One as follows:

•

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the audited consolidated statement of operations of Resideo for the year ended December 31, 2023 with Snap One’s audited consolidated statement of operations for the year ended December 29, 2023.

•

The unaudited pro forma condensed combined statement of operations for the three months ended March 30, 2024 combines the unaudited consolidated statement of operations of Resideo for the three months ended March 30, 2024 with Snap One’s unaudited condensed consolidated statement of operations for the three months ended March 29, 2024.

•

The unaudited pro forma condensed combined statement of operations for the three months ended April 1, 2023 combines the unaudited consolidated statement of operations of Resideo for the three months ended April 1, 2023 with Snap One’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2023.

This unaudited pro forma condensed combined financial information has been prepared using the following financial statements:

•

Resideo’s current report on Form 8-K filed with the SEC on June 4, 2024, which includes the audited financial statements, and the related notes thereto, of Resideo as of and for the year ended December 31, 2023, recasted for a change in segment measure.

•

Resideo’s unaudited consolidated financial statements and related notes thereto, as of and for the three months ended March 30, 2024, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2024, as filed with the SEC on May 2, 2024.

•

Resideo’s unaudited consolidated financial statements and related notes thereto, as of and for the three months ended April 1, 2023, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2023, as filed with the SEC on May 3, 2023.

•

Snap One’s audited consolidated financial statements and related notes thereto, for the year ended December 29, 2023, on Form 10-K filed with the SEC on March 8, 2024 and unaudited condensed consolidated financial statements and related notes thereto, as of and for the three months ended March 29, 2024 and March 31, 2023 on Form 10-Q filed with the SEC on May 8, 2024 and May 10, 2023 respectively.

The unaudited pro forma combined condensed financial statements should be read in conjunction with Resideo’s and Snap One’s historical financial statements described above, and the accompanying notes to the unaudited pro forma combined condensed financial statements, which describe the assumptions and estimates underlying the adjustments set forth therein. The pro forma adjustments, which management believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information. Accordingly, the actual financial condition or performance of Resideo following completion of the Transactions in subsequent periods may differ materially from that which is reflected in the unaudited pro forma combined condensed financial statements. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Transactions in subsequent periods may differ materially from that which is reflected in the unaudited pro forma combined condensed financial statements. Additionally, the final determination of the merger consideration and purchase price allocation, upon the completion of the merger, will be based on Snap One’s net assets as of the closing date of the merger and will depend on a number of factors that cannot be predicted with certainty at this time. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions had been completed on the dates set forth above, nor is it indicative of future results or financial position. The unaudited pro forma combined condensed financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other activities, or the recognition of any cost increases or dis-synergies that might result from the Transactions.

In an effort to present the unaudited pro forma condensed combined financial statements in a manner that we believe is clear and most useful to the potential users of these unaudited pro forma condensed combined financial statements, we have presented the values contained herein in millions (unless otherwise stated). Since Snap One presented its historical financial statements in thousands, some amounts presented herein may not match Snap One’s historical financial statements, due to rounding (refer to Note 8 of the unaudited pro forma condensed combined financial information).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 30, 2024

(in millions)

	Historical		Pro Forma
	Resideo	Snap One, Reclassified	Transaction Accounting Adjustments	Note 5	Financing Adjustments	Note 6	Pro Forma Combined
	Note 5 (a)	Note 5 (b)
Assets
Current assets:
Cash and cash equivalents	$603	$41	$(1,342)	(c), (d)	$1,066	(a), (b)	$368
Accounts receivable, net	933	45	—		—		978
Inventories, net	929	249	14	(j)	—		1,192
Other current assets	212	26	—		—		238

Total current assets	2,677	361	(1,328)		1,066		2,776

Property, plant and equipment, net	369	45	18	(h)	—		432
Goodwill	2,689	592	(153)	(g)	—		3,128
Intangible assets, net	456	493	197	(f)	—		1,146
Other assets	329	59	(52)	(i), (m)	—		336

Total assets	6,520	1,550	(1,318)		1,066		7,818

Liability and stockholders’ equity
Current liabilities:
Accounts payable	858	59	—		—		917
Current portion of long-term debt	12	4	(4)	(d)	—		12
Accrued liabilities	515	83	27	(i), (k), (l), (m)	—		625

Total current liabilities	1,385	146	23		—		1,554

Long-term debt	1,394	495	(495)	(d)	584	(a)	1,978
Obligations payable under indemnification agreements	617	—	—		—		617
Other liabilities	355	171	(100)	(i), (k), (m)	—		426

Total liabilities	3,751	812	(572)		584		4,575

Stockholders’ equity:
Common stock	—	1	(1)	(e)	—		—
Preferred stock	—	—	—		482	(b)	482
Additional paid-in capital	2,243	873	(861)	(c), (e)	—		2,255
Retained earnings	853	(132)	112	(e), (l), (m)	—		833
Accumulated other comprehensive income/ loss	(226)	(4)	4	(e)	—		(226)
Treasury stock at cost	(101)	—	—		—		(101)

Total stockholders’ equity	2,769	738	(746)		482		3,243

Total liabilities and stockholders’ equity	$6,520	$1,550	($1,318)		$1,066		$7,818

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in millions)

	Historical		Pro Forma
	Resideo	Snap One, Reclassified	Transaction Accounting Adjustments	Note 7	Financing Adjustments	Note 6	Pro Forma Combined
	Note 7 (a)	Note 7 (b)
Net Revenue	$6,242	$1,061	—		—		$7,303
Cost of goods sold	4,546	668	14	(c)	—		5,228

Gross Profit	1,696	393	(14)		—		2,075
Research and development expenses	109	—	—		—		109
Selling, general, and administrative expenses	960	317	22	(d)	—		1,299
Intangible asset amortization	38	50	17	(e)	—		105
Restructuring and impairment expenses	42	—	—		—		42

Income from operations	547	26	(53)		—		520

Other expenses, net	169	1	(1)	(f)	—		169
Interest expense, net	65	58	(58)	(g)	45	(c)	110

Income/ Loss before income taxes	313	(33)	6		(45)		241

Provision for income taxes	103	(12)	2	(h)	(11)	(d)	82

Net income/ loss	$210	$(21)	$4		$(34)		$159

Earnings per share
Basic	1.43	(0.28)		(i)			0.75
Diluted	1.42	(0.28)					0.72
Weighted average number of shares outstanding:
Basic	147	76					147
Diluted	148	76					152

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 30, 2024

(in millions)

	Historical		Pro Forma
	Resideo	Snap One, Reclassified	Transaction Accounting Adjustments	Note 7	Financing Adjustments	Note 6	Pro Forma Combined
	Note 7 (a)	Note 7 (b)
Net Revenue	$1,486	$246	—		—		$1,732
Cost of goods sold	1,086	151	—	(c)	—		1,237

Gross Profit	400	95	—		—		495
Research and development expenses	25	—	—		—		25
Selling, general, and administrative expenses	231	81	(4)	(d)	—		308
Intangible asset amortization	9	12	5	(e)	—		26
Restructuring and impairment expenses	7	—	—		—		7

Income from operations	128	2	(1)		—		129

Other expenses, net	42	—	—	(f)	—		42
Interest expense, net	13	14	(14)	(g)	11	(c)	24

Income/ Loss before income taxes	73	(12)	13		(11)		63

Provision for income taxes	30	11	2	(h)	(2)	(d)	41

Net income/ loss	$43	$(23)	$11		$(9)		$22

Earnings per share				(i)
Basic	0.29	(0.30)					0.08
Diluted	0.29	(0.30)					0.08
Weighted average number of shares outstanding:
Basic	146	76					146
Diluted	148	76					152

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED APRIL 1, 2023

(in millions)

	Historical		Pro Forma
	Resideo	Snap One, Reclassified	Transaction Accounting Adjustments	Note 7	Financing Adjustments	Note 6	Pro Forma Combined
	Note 7 (a)	Note 7 (b)
Net Revenue	$1,549	$252	—		—		$1,801
Cost of goods sold	1,129	159	4	(c)	—		1,292

Gross Profit	420	93	(8)		—		509
Research and development expenses	27	—	—		—		27
Selling, general, and administrative expenses	244	84	20	(d)	—		348
Intangible asset amortization	9	12	5	(e)	—		26
Restructuring and impairment expenses	2	—	—		—		2

Income from operations	138	(3)	(29)		—		106

Other expenses, net	39	1	—	(f)	—		40
Interest expense, net	18	14	(14)	(g)	11	(c)	29

Income/ Loss before income taxes	81	(18)	(15)		(11)		37

Provision for income taxes	24	(3)	(2)	(h)	(3)	(d)	16

Net income/ loss	$57	$(15)	$(13)		$(8)		$21

Earnings per share				(i)
Basic	0.39	(0.20)					0.07
Diluted	0.38	(0.20)					0.07
Weighted average number of shares outstanding:
Basic	147	75					147
Diluted	149	75					153

See accompanying notes to unaudited pro forma financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the transaction

On April 14, 2024, Resideo and Snap One entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, each existing share of Snap One common stock issued and outstanding and each existing share of restricted Snap One common stock issued and outstanding was exchanged for the right to receive $10.75 (the “Merger Consideration”).

Additionally, pursuant to the terms of the Merger Agreement, equity awards issued by Snap One that are outstanding as of immediately prior to the Effective Time will be treated as follows:

•

Each outstanding and vested Snap One restricted stock unit (“RSU”) and Phantom restricted stock unit (“Phantom RSU”), immediately prior to the Effective Time, will be cancelled and converted into the right to receive an amount in cash equal to the applicable portion of Merger Consideration in respect of the shares of Snap One common stock underlying such vested Snap One RSUs and Phantom RSUs.

•

Each Snap One RSU and Phantom RSU that is outstanding and unvested as of the Effective Time will be assumed by Resideo and converted into an award of restricted stock units with respect to shares of Resideo common stock in the manner set forth in the Merger Agreement. Each converted restricted stock unit will be subject to the same terms and conditions (including vesting and accelerated vesting) as applied to the corresponding unvested Snap One RSU and Phantom RSU immediately prior to the Effective Time.

•

Pursuant to the change in control provisions within certain award agreements under the Snap One’s 2021 equity incentive plan and/or severance plan, upon acquisition each Snap One outstanding performance stock unit (“PSU”) shall be converted into time-based Snap One RSU awards. Furthermore, pursuant to the Merger Agreement, and as a consequence of the above change in control provisions within the said equity incentive plan award agreements and severance plan, each Snap One PSU that is outstanding as of the Effective Time, will be assumed and converted into an award of restricted stock units with respect to shares of Resideo common stock in the manner set forth in the Merger Agreement. Each converted restricted stock unit will be subject to the same terms and conditions (including the remaining service-based vesting conditions and settlement terms) as applied to the corresponding outstanding Snap One PSU immediately prior to the Effective Time.

•	Each Snap One Stock Option and Phantom Option as of the Effective Time will be cancelled per the terms of the Merger Agreement.

After giving effect to the exchange of Snap One common stock and the treatment of Snap One equity awards, Resideo will own 100% of the outstanding shares Snap One, in each case on a fully diluted basis.

Additionally, certain of Snap One’s historical debt was repaid by Resideo in connection with the Transaction (as further described in Note 6). To fund the transaction, Resideo used proceeds from committed debt financing of $600 million, cash-on-hand and a $500 million perpetual convertible preferred equity investment (as further described in Note 6).

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 2 – Basis of presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The Merger will be accounted for under the acquisition method of accounting for business combinations pursuant to the provisions of ASC 805 with Resideo treated as the “acquirer” and Snap One treated as the “acquired” company for financial reporting purposes. Resideo will control Snap One as it will beneficially own 100% of the outstanding shares of Snap One common stock. Under the acquisition method of accounting, the estimated purchase price will be allocated to Snap One’s assets acquired and liabilities assumed based upon their estimated fair values, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, at the date of completion of the merger. Any excess of Merger Consideration over the preliminary estimate of the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Significant judgment is required in determining the preliminary fair values of identified intangible assets, property, plant and equipment, inventories, certain other assets, and assumed liabilities. These preliminary valuations of assets acquired, and liabilities assumed are determined using market, income and cost approaches from the perspective of a market participant, which requires estimates and assumptions including, but not limited to, estimating future cash flows in addition to developing the appropriate market discount rates and obtaining available market pricing for comparable assets. The final valuation may materially change the allocation of the purchase price, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The historical audited and unaudited consolidated financial statements of Resideo were prepared in accordance with US GAAP and presented in US dollars. The historical audited consolidated financial statements and unaudited condensed consolidated financial statements of Snap One were prepared in accordance with US GAAP and shown in US dollars. Certain reclassifications have been made in order to align the historical presentation of Snap One to Resideo. Refer to Note 8 for these reclassification adjustments.

The unaudited pro forma condensed combined balance sheet as of March 30, 2024 gives effect to the Merger, the equity financing and the debt financing, as if those transactions had been completed on March 30, 2024 and combines the unaudited consolidated balance sheet of Snap One as of March 29, 2024 with Resideo’s unaudited consolidated balance sheet as of March 30, 2024.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023, the three months ended March 30, 2024 and the three months ended April 1, 2023 give effect to the Merger, the equity financing and the debt financing (see Note 6 for further details) as if they had occurred on January 1, 2023, the first day of Resideo’s fiscal year 2023, and combines the historical results of Resideo and Snap One as follows:

•

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the audited consolidated statement of operations of Resideo for the year ended December 31, 2023 with Snap One’s audited consolidated statement of operations for the year ended December 29, 2023.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

•

The unaudited pro forma condensed combined statement of operations for the three months ended March 30, 2024 combines the unaudited consolidated statement of operations of Resideo for the three months ended March 30, 2024 with Snap One’s unaudited condensed consolidated statement of operations for the three months ended March 29, 2024.

•

The unaudited pro forma condensed combined statement of operations for the three months ended April 1, 2023 combines the unaudited consolidated statement of operations of Resideo for the three months ended April 1, 2023 with Snap One’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2023.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Resideo and they are based on the information available at the time of their preparation. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.

The unaudited pro forma combined condensed financial statements are intended to provide information about the impact of the Snap One acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have an impact on consolidated results of operations or financial position of Resideo. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma combined condensed financial statements have been made.

Accounting policies and reclassification

For the purposes of preparing the unaudited pro forma condensed combined financial information, Resideo conducted a preliminary review of Snap One’s accounting policies to identify significant differences. Based on its preliminary review, management identified certain accounting policy differences that were presented within Transaction accounting adjustments and also certain reclassification adjustments to conform Snap One’s historical financial statements presentation to Resideo’s financial statement presentation (as presented in Note 8 below). Upon consummation of the Transaction, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies or financial statement classifications of the two entities which, when conformed, could have a material impact on the consolidated financial statements of Snap One and Resideo.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 3 – Consideration transferred

The following table presents the preliminary estimate of the fair value of the consideration transferred for the Transaction:

(in millions, except share and per share amounts)
Cash consideration to former shareholders (a)	$823
Rollover of RSUs and PSUs (b)	12
Share based compensation awards settled in cash (c)	9
Debt repayment (d)	469

Total consideration transferred	$1,313

Notes:

a)	Reflects estimated cash consideration pertaining to Snap One’s common stock and restricted stock shareholders, aggregating 76,535,644 shares at a price of $10.75 per share.
b)

Estimated consideration for replacement of Snap One’s outstanding equity awards. As discussed in Note 1 above, Snap One’s outstanding equity awards will be replaced by Resideo’s equity awards with similar terms and conditions in the manner specified in the Merger Agreement. Approximately $12 million of the fair value of Resideo’s equity awards issued represents consideration transferred recorded within additional paid-in-capital, while approximately $31 million represents post-combination compensation expense to be recognized as compensation cost in the post-combination income statement based on the vesting terms of the replacement equity awards.

c)	Represents certain outstanding share-based compensation awards of Snap One settled in cash for $9 million.
d)	Represents repayment of Snap One’s existing debt of $510 million, net of Snap One’s cash and cash equivalents of $41 million.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 4 – Preliminary fair values of assets acquired and liabilities assumed

The following table presents preliminary estimates of fair values of Snap One’s assets that we acquired and Snap One’s liabilities that we assumed as of the Merger Date. Our preliminary estimates are based on the information that was available as of the date of this filing. As discussed in Note 2 above, the preliminary estimated allocation will be subject to further refinement, as new information becomes available, and may result in material changes. These changes, as discussed herein, will primarily relate to the allocation of consideration transferred and the fair value assigned to all tangible and intangible assets and liabilities acquired and identified. The final purchase price and goodwill could differ significantly from the current estimate, which could materially impact these unaudited pro forma condensed combined financial statements.

(in millions)
Assets acquired
Accounts receivable	$45
Inventory	263
Other current assets	26

Current assets	$334
Property, plant and equipment	63
Identified intangible assets	690
Other non-current assets	72

Non-current assets	$825

Total assets acquired (a)	$1,159

Liabilities assumed
Accounts payable	$59
Accrued liabilities	90

Current liabilities	$149

Other non-current liabilities	136

Non-current liabilities	$136

Total liabilities assumed (b)	$285

Net assets acquired (c) = (a) – (b)	874
Total consideration transferred (d)	1,313

Goodwill (d) – (c)	$439

The following shows a breakdown of the preliminary fair value of intangible assets and their respective estimated useful lives:

(in millions)	Fair Value	Estimated Useful Lives
Customer Relationships	$530	10 years
Technology	100	5-10 years
Trade names	60	10 years

Identifiable intangible assets	$690

Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the merger may differ significantly between periods based upon the final values assigned, amortization methodology used for each identifiable intangible asset and estimated useful lives for each identifiable intangible asset.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 5 - Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 30, 2024

a.	Represents Resideo’s historical unaudited consolidated balance sheet as of March 30, 2024, included in it’s Form 10-Q filed with the SEC on May 2, 2024.

b.	Represents Snap One’s historical unaudited consolidated balance sheet as of March 30, 2024, reclassified to conform to Resideo’s balance sheet presentation; refer to Note 8.

c.	Represents consideration transferred to acquire Snap One; refer to Note 3.

d.	Represents settlement of Snap One’s outstanding debt by existing Snap One’s cash and cash drawn from senior secured term loan as referenced in detail at Note 3 above.

(in millions)	As of March 30, 2024
Carrying value of Snap One’s Term Loan	$456
Carrying value of Snap One’s Incremental Term Loan	54

Total outstanding debt	510
Snap One’s unamortized debt issuance costs	(11)

Total net outstanding debt	499
Repaid through:
i) Snap One’s cash and cash equivalents	41
ii) Cash paid by Resideo	469

Total	$510

e.	Reflects elimination of the historical Snap One’s stockholders’ equity represented by the following components:

(in millions)	As of March 30, 2024
Common stock	$(1)
Additional paid-in capital	(873)
Retained earnings	132
Accumulated other comprehensive loss, net	4

Snap One’ stockholders’ equity	$(738)

f.

Represents the elimination of historical values of the Snap One intangibles of $493 million and preliminary recognition of $690 million of identifiable intangible assets attributable to the Transaction.

g.

Represents the elimination of $592 million of historical goodwill of Snap One and the preliminary recognition of $439 million of goodwill pertaining to this Transaction, which is not expected to be deductible for tax purposes.

h.	Represents fair value step up adjustment of $18 million to existing property, plant and equipment.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

i.	Represents adjustment to remeasure acquired lease liabilities and ROU assets in accordance with ASC 842, Leases. Details of adjustments to ROU assets and lease liabilities is provided below:

(in millions)	As of March 30, 2024
Elimination of Snap One’s historical net book value of operating lease assets	$(50)
Preliminary remeasurement of acquired operating lease assets	63
Effect of acquired unfavorable lease arrangements	(0.2)

Net pro forma transaction accounting adjustment to ROU assets, net	$13

(in millions)	As of March 30, 2024
Elimination of Snap One’s historical non-current operating lease liabilities	$(50)
Preliminary remeasurement of non-current operating lease liabilities	52

Net pro forma transaction accounting adjustment to non-current operating lease liabilities	$2

(in millions)	As of March 30, 2024
Elimination of Snap One’s historical current operating lease liabilities	$(11)
Preliminary remeasurement of current operating lease liabilities	11

Net pro forma transaction accounting adjustment to current operating lease liabilities	$—

j.	Represents fair value step up adjustment of $14 million to existing inventory.

k.

Represents elimination of Snap One’s tax receivable agreement liability (“TRA liability”) of $81 million and contingent value rights (“CVR”) liability of $0.2 million as the related TRA liability and CVR liability are excluded from the Transaction pursuant to the terms of the Merger Agreement. Details of elimination of TRA liability are as follows:

(in millions)	As of March 30, 2024
Elimination of Snap One’s historical TRA liability – non-current	$68

Net pro forma transaction accounting adjustment to Other liabilities	$68

(in millions)	As of March 30, 2024
Elimination of Snap One’s historical TRA liability – current	13

Net pro forma transaction accounting adjustment to Accrued liabilities	$13

l.

Represents the accrual of Resideo’s non-recurring transaction costs of $23 million related to the transaction including fees expected to be paid for financial advisory services, legal services, and professional accounting services. These costs are expected to be incurred within 3 months from the consummation of the transaction. In addition, $20 million related to success-based costs incurred by Snap One as a result of the sale were considered as assumed liabilities (forming part of net assets as per Note 4).

m.

Represents a net increase to deferred tax liabilities of $31 million based on the blended foreign, federal, and state statutory rate of approximately 24% multiplied by the fair value adjustments related to the assets acquired and liabilities assumed with an offsetting adjustment to Goodwill. Further, deferred tax liabilities of $65 million of Snap One were offset with the existing deferred tax assets of Resideo, including a reduction of Snap One’s historical valuation allowance based on the Company’s best estimates. These estimates are subject to further review by management of Resideo and Snap One, which may result in material adjustments to deferred taxes. Additionally, there is a reduction to the current income tax payable of $3 million to reflect the tax impact of pro forma adjustments made to non-recurring transaction costs.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 6 – Financing Adjustments

In connection with the Merger, a commitment letter was entered into by and among Resideo, Bank of America, N.A., BofA Securities, Inc., and Morgan Stanley Senior Funding, Inc., pursuant to which the Borrower secured $600 million of senior secured term loan facility, as an incremental term loan under the Company’s existing credit agreement, together with an extension of the maturity date of, and certain modifications to the financial maintenance covenants contained in, the existing revolving credit facility to 2029.

Further, on April 14, 2024, in connection with the execution of the Merger Agreement, the Company entered into an investment agreement with CD&R Channel Holdings, L.P. and Clayton, Dubilier & Rice Fund XII, L.P. providing for the purchase by the CD&R Stockholder of shares of Series A Cumulative Convertible Participating Preferred Stock, par value $0.001 per share in order to partially finance the aggregate Merger Consideration.

Resideo used the entire net proceeds from the New Term Loan and Investment to finance the Merger and repay certain of Snap One’s debt facilities. This repayment is included in consideration transferred; refer to Note 3.

a.	Represents the New Term Loan obtained by the Issuer of $584 million for a period of 7 years, net of commitment and related financing fees of $16 million.

b.	Represents net proceeds of $482 million raised through issue of the Preferred Stock of $500 million per the Investment Agreement, net of issuance costs of $18 million.

c.	Represents interest expense of financing costs related to the New Term Loan, as follows:

(in millions)	Year Ended December 31, 2023	Three Months Ended March 30, 2024	Three Months Ended April 1, 2023
Interest expense on the New Term Loan	$44	11	11
Amortization of debt issuance costs	1	—	—

Net financing expense	$45	11	11

Interest on the New Term Loan Facility is based on SOFR+2%. A 1/8 of a percentage point increase or decrease in the benchmark rate would result in a change in incremental annual interest expense of approximately $0.8 million.

d.

Reflects the income tax effect of the unaudited pro forma financing adjustments, based on a blended foreign, federal, and state statutory rate of approximately 24%. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma condensed combined financial statements depending on post-Merger activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 7 - Adjustments to the Unaudited Pro Forma Condensed Combined Statements

a.

Represents Resideo’s historical statement of operations for the year ended December 31, 2023, included in its current report on Form 8-K filed with SEC on June 4, 2024, three months ended March 30, 2024, included in it’s form 10-Q filed with the SEC on May 2, 2024 and three months ended April 1, 2023, included in it’s form 10-Q filed with the SEC on May 3, 2023.

b.

Represents Snap One’s historical consolidated statement of operations for the year ended December 29, 2023, three months ended March 29, 2024 and March 31, 2023 reclassified to conform to Resideo’s financial statement presentation; refer Note 8.

c.

Represents adjustment to increase cost of goods sold by $14 million for the year ended December 31, 2023 and $4 million for the three months ended March 30, 2023 as it is expected that the fair value step-up of the existing inventory will result in an increase to cost of goods sold as the existing inventory is expected to be sold within one year of the acquisition.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

d.	Represents following adjustments to Selling, general and administrative expenses:

(in millions)	Year Ended December 31, 2023	Three Months Ended March 30, 2024	Three Months Ended April 1, 2023
Adjustments to stock-based compensation expense due to replacement RSUs issued	$(3)	$(3)	$(3)
Transaction costs expected to be incurred (i)	23	—	23
Adjustments to lease expense based on remeasured ROU assets and lease liabilities	2	—	1
Elimination of fair value change of in contingent value rights (ii)	—	(1)	(1)

Net pro forma transaction accounting adjustment—selling, general and administrative expenses	$22	$(4)	$20

Notes:

i.

Represents the accrual of Resideo’s non-recurring transaction costs of $23 million related to the Transaction including fees expected to be paid for financial advisory services, legal services, and professional accounting services. These costs are expected to be incurred within 3 months from the consummation of the transaction.

ii.	Represents elimination of fair value change in CVR liability as the related CVR liability is excluded from the Transaction pursuant to the terms of the Merger Agreement.

e.	Represents the following elimination of historical intangible assets amortization and recognition of amortization pertaining to intangibles recognized as part of the Transaction:

(in millions)	Year Ended December 31, 2023	Three Months Ended March 30, 2024	Three Months Ended April 1, 2023
Elimination of historical intangible assets amortization	$(50)	$(12)	$(12)
Recognition of amortization pertaining to intangibles recognized as part of the Transaction	67	17	17

Net adjustment to Intangible asset amortization	$17	$5	$5

The above adjustments relate to amortization of intangible assets recognized at their estimated fair values and is based on the useful life of such assets. The fair value and corresponding useful lives estimates of intangible assets are preliminary and are being finalized by Resideo.

f.

Represents elimination of movement in TRA liability from Other expenses of $0.8 million, $(0.4) million and 0.1 million for the year ended December 29, 2023, three months ended March 30, 2024 and three months ended April 1, 2023, respectively, as the related TRA liability is excluded from the Transaction pursuant to the terms of the Merger Agreement.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

g.

Represents the elimination of interest expense of $58 million, $14 million and $14 million for the year ended December 29, 2023, three months ended March 30, 2024 and three months ended April 1, 2023, respectively, related to the extinguishment of Snap One’s term loan and incremental term loan upon consummation of the Transaction.

h.

Reflects the income tax effect of the unaudited pro forma adjustments, based on a blended foreign, federal, and state statutory rate of approximately 24%. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma condensed combined financial statements depending on post-merger activities, including legal entity restructuring, repatriation decisions, and the geographical mix of taxable income.

i.

The pro forma basic and diluted weighted average shares outstanding are a combination of historic and weighted average shares of Resideo Common stock and issuance of shares in connection with the Transaction. The pro forma basic and diluted earnings per share are as follows:

(in millions, except per share data)s	Year Ended December 31, 2023	Three Months Ended March 30, 2024	Three Months Ended April 1, 2023
Basic earnings per share:
Numerator for basic earnings per share:
Pro forma combined Net Income (loss) attributable to common stockholders	$159	22	21
Less: Cumulative Preferred stock dividends	(35)	(9)	(9)
Undistributed earnings	124	13	12
Undistributed earnings allocated to preferred stockholders	14	1	1
Undistributed earnings allocated to common stockholders	110	12	11
Denominator for basic earnings per share:
Historical Resideo weighted average shares outstanding	147	146	147

Pro forma weighted average shares outstanding - basic	147	146	147

Pro forma net income per share – basic	$0.75	0.08	0.07
Diluted earnings per share:
Numerator for diluted earnings per share:
Pro Forma Net Income	159	22	21
Less: Cumulative Preferred stock dividends	(35)	(9)	(9)
Undistributed earnings	124	13	12

Undistributed earnings allocated to preferred stockholders	14	1	1
Undistributed earnings allocated to common stockholders	110	12	11

Denominator for diluted earnings per share:
Historical Resideo weighted average shares outstanding	148	148	149
Add: Dilutive securities
Replacement restricted stock units	4	4	4

Pro forma weighted shares outstanding - diluted	152	152	153

Pro forma net income per share - diluted	$0.72	0.08	0.07

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 8 – Reclassification Adjustments

The tables below represent the reclassification adjustments for certain financial statement line items, as reported by Snap One under US GAAP, to align with the expected classifications of Resideo, post-Merger. Those balances not specifically referenced below have been presented within the equivalent Resideo caption. Some amounts may not match the Snap One historical financial statement due to rounding.

Snap One Holdings Corp.

Balance Sheet as of March 29, 2024

Reclassification Adjustments

Particulars	Snap One Historical	Reclassification	Notes	Snap One, Reclassified
Assets:
Current assets:
Cash and Cash Equivalents	41			41
Accounts receivables, net	45			45
Inventories, net	249			249
Prepaid expenses	24	(24)	(a)	—
Other Current Assets	2	24	(a)	26

Total current assets	361	—		361
Property, plant and equipment, net	45			45
Goodwill	592			592
Intangible Assets, net	493			493
Operating lease right-of-use	50	(50)	(b)	—
Other Assets	9	50	(b)	59

Total assets	1,550	—		1,550

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Particulars	Snap One Historical	Reclassification	Notes	Snap One, Reclassified
Liability and stockholders’ equity
Current liabilities:
Accounts Payable	59			59
Current portion of Long-Term Debt	4			4
Accrued Liabilities	59	24	(c), (d)	83
Current operating lease liability	11	(11)	(c)	—
Current tax receivable agreement liability	13	(13)	(d)	—

Total current liabilities	146	—		146
Long-term debt	495			495
Obligations payable under Indemnification Agreements				—
Deferred income tax liabilities, net	34	(34)	(g)	—
Operating lease liability, net of current portion	50	(50)	(e)	—
Tax receivable agreement liability, net of current portion	68	(68)	(f)	—
Other liabilities	19	152	(e), (f), (g)	195

Total liabilities	812	—		812

Stockholders’ equity:
Common stock	1			1
Additional paid-in capital	873			873
Accumulated deficit	(132)	132	(h)	—
Retained earnings		(132)	(h)	(132)
Accumulated other comprehensive loss, net	(4)			(4)
Treasury stock at cost				—

Total stockholders’ equity	738	—		738

Total liabilities and stockholders’ equity	1,550	—		1,550

Notes:

a.	Represents reclassification of $24 million from Prepaid expenses to Other current assets to conform to Resideo’s Balance Sheet presentation.
b.	Represents reclassification of $50 million from Operating lease right-of-use to Other assets to conform to Resideo’s Balance Sheet presentation.
c.	Represents reclassification of $11 million from Current operating lease liability to Accrued liabilities to conform to Resideo’s Balance Sheet presentation.
d.	Represents reclassification of $13 million from Current tax receivable agreement liability to Other liabilities to conform to Resideo’s Balance Sheet presentation.
e.	Represents reclassification of $50 million from Operating lease liability, net of current portion to Other liabilities to conform to Resideo’s Balance Sheet presentation.
f.	Represents reclassification of $68 million from Tax receivable agreement liability, net of current portion to Other liabilities to conform to Resideo’s Balance Sheet presentation.
g.	Represents reclassification of $34 million of Deferred income tax liabilities to Other Liabilities to conform to Resideo’s Balance Sheet presentation.
h.	Represents reclassification of $132 million from Accumulated deficit to Retained earnings to conform to Resideo’s Balance Sheet presentation.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Snap One Holdings Corp.

Income Statement for the Year Ended December 29, 2023

Reclassification Adjustments

Particulars	Snap One Historical	Reclassification	Notes	Snap One, Reclassified
Net revenue	1,061			1,061
Cost of sales, exclusive of depreciation and amortization	614	(614)	(a)
Cost of goods sold		668	(a), (b)	668

Gross profit		54		393
Operating expenses:
Research and development expenses				—
Depreciation and amortization	61	(61)	(b), (c)	—
Selling, general, and administrative expenses	360	(43)	(b), (c)	317
Intangible asset amortization		50	(c)	50
Restructuring and impairment expenses				—

Total operating expenses	421	(54)		367

Income from operations	26	—		26
Other expenses, net	1			1
Interest expense, net	58			58

Income/ Loss before income taxes	(33)	—		(33)
Provision for income taxes	(12)			(12)

Net income/ loss	(21)	—		(21)

Notes:

a.	Represents reclassification of $614 million of costs reported as Cost of Sales, exclusive of depreciation and amortization by Snap One as Cost of goods sold to conform to Resideo’s presentation.
b.	Represents reclassification of following amounts into Cost of Goods sold:
i.

Reclassified warranty costs, freight costs, and research and development costs of $52 million from Selling, general and administrative expenses to Cost of Goods sold to conform to Resideo’s Income Statement presentation; and

ii.	Reclassified depreciation of $2 million from Depreciation and amortization to Cost of Goods sold.
c.	Represents following reclassifications of Depreciation and amortization to conform to Resideo’s Income Statement presentation:
i.	Reclassified $9 million of depreciation from Depreciation and amortization to Selling, general and administrative expenses; and
ii.	Reclassified $50 million of amortization from Depreciation and amortization to intangible asset amortization.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Snap One Holdings Corp.

Income Statement for the Three Months Ending March 29, 2024

Reclassification Adjustments

Particulars	Snap One Historical	Reclassification	Notes	Snap One, Reclassified
Net revenue	246			246
Cost of sales, exclusive of depreciation and amortization	138	(138)	(a)
Cost of goods sold		151	(a), (b)	151

Gross profit		13		95
Operating expenses:
Research and development expenses	—	—		—
Depreciation and amortization	15	(15)	(b), (c)	—
Selling, general, and administrative expenses	91	(10)	(b), (c)	81
Intangible asset amortization		12	(c)	12
Restructuring and impairment expenses				—

Total operating expenses	106	(13)		93

Income from operations	2	—		2
Other expenses, net	—			—
Interest expense, net	14			14

Income/ Loss before income taxes	(12)	—		(12)
Provision for income taxes	11			11

Net income/ loss	(23)	—		(23)

Notes:

a.	Represents reclassification of $138 million of costs reported as Cost of Sales, exclusive of depreciation and amortization by Snap One as Cost of goods sold to conform to Resideo’s presentation.
b.	Represents reclassification of following amounts into Cost of Goods sold:
i.

Reclassified warranty costs, freight costs, and research and development costs of $12 million from Selling, general and administrative expenses to Cost of Goods sold to conform to Resideo’s Income Statement presentation; and

ii.	Reclassified depreciation of $1 million from Depreciation and amortization to Cost of Goods sold.
c.	Represents following reclassifications of Depreciation and amortization to conform to Resideo’s Income Statement presentation:
i.	Reclassified $2 million of depreciation from Depreciation and amortization to Selling, general and administrative expenses; and
ii.	Reclassified $12 million of amortization from Depreciation and amortization to intangible asset amortization.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Snap One Holdings Corp.

Income Statement for the Three Months ended March 31, 2023

Reclassification Adjustments

Particulars	Snap One Historical	Reclassification	Notes	Snap One, Reclassified
Net revenue	252			252
Cost of sales, exclusive of depreciation and amortization	146	(146)	(a)
Cost of goods sold		159	(a), (b)	159

Gross profit		13		93
Operating expenses:
Research and development expenses				—
Depreciation and amortization	15	(15)	(b), (c)	—
Selling, general, and administrative expenses	94	(10)	(b), (c)	84
Intangible asset amortization		12	(c)	12
Restructuring and impairment expenses				—

Total operating expenses	109	(13)		96

Income from operations	(3)	—		(3)
Other expenses, net	1			1
Interest expense, net	14			14

Income/ Loss before income taxes	(18)	—		(18)
Provision for income taxes	(3)			(3)

Net income/ loss	(15)	—		(15)

Notes:

a.	Represents reclassification of $146 million of costs reported as Cost of Sales, exclusive of depreciation and amortization by Snap One as Cost of goods sold to conform to Resideo’s presentation.
b.	Represents reclassification of following amounts into Cost of Goods sold:
i.

Reclassified warranty costs, freight costs, and research and development costs of $12 million from Selling, general and administrative expenses to Cost of Goods sold to conform to Resideo’s Income Statement presentation; and

ii.	Reclassified depreciation of $1 million from Depreciation and amortization to Cost of Goods sold.
c.	Represents following reclassifications of Depreciation and amortization to conform to Resideo’s Income Statement presentation:
i.	Reclassified $2 million of depreciation from Depreciation and amortization to Selling, general and administrative expenses; and
ii.	Reclassified $12 million of amortization from Depreciation and amortization to intangible asset amortization.